As filed with the Securities and Exchange Commission on May 20, 1998

                         Registration No. ___________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           _________________________

                              THE ANDERSONS, INC.
            (Exact name of registrant as specified in its charter)
                           _________________________

               Ohio                             34-1562374
    (State or other jurisdiction of          (I.R.S.Employer
     incorporation or organization)        Identification Number)

      480 West Dussel Drive,
             Maumee, Ohio                          43537
(Address of Principal Executive Offices)         (Zip Code)
                           _________________________

                              THE ANDERSONS, INC.
                      RETIREMENT SAVINGS INVESTMENT PLAN
                           (Full title of the plans)

                              Beverly J. McBride
                              The Andersons, Inc.

                             480 West Dussel Drive
                              Maumee, Ohio 43537
                    (Name and address of agent for service)

                                (419) 893-5050
         (Telephone number, including area code, of agent for service)
                          __________________________


                        CALCULATION OF REGISTRATION FEE
  Title of                     Proposed maximum Proposed maximum   Amount of
securities to    Amount to be      price per       aggregate     registration
be registered     registered       share (1)   offering price (1)     fee

Common Shares,
no par value    1,950,000 shares   $ 10.35       $19,665,000       $6,781.03

(1) Computed on the basis of the price at which stock of the same class was sold for the period from May 11, 1998 through May 15, 1998, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company is required to file reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company as well as the Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like the company, that file electronically with the SEC (site address http://www.sec.gov).

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

     Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part 1 of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents filed by The Andersons, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement incorporated herein by reference:

     (a) The Corporation's Registration Statement on Form S-4, dated October 26, 1995, filed with the Commission on October 26, 1995 (the "S-4 Registration Statement") relating to the merger (the "Merger") of The Andersons, an Ohio limited partnership (the "Partnership"), with and into the Corporation, pursuant to which all securities of the Partnership and the Corporation were converted into the Corporation's common shares, no par value (the "Common Shares").

     (b) The description of the Corporation's Common Shares contained in Item 1 of the Corporation's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 19, 1995.

     (c) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None

Item 6.  Indemnification of Directors and Officers.

     Section 1701.59 of the Ohio General Corporation Law, inter alia, empowers an Ohio corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 1701.59 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 1701.59. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including certain liabilities under the Securities Act of 1933.

     Article IV of the Code of Regulations of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Code of Regulations provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Ohio General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The Code of Regulations further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

     Article Sixth of the Company's Restated Articles of Incorporation limits to the fullest extent permitted by the Ohio General Corporation Law as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its shareholders for monetary damages for a breach of their fiduciary duty as directors. Section 1701.59 of the Ohio General Corporation Law currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 1701.59 of the Ohio General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Ohio General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number   Description of Document

4.1 Articles of Incorporation of the Corporation (incorporated by reference from Exhibit 3.3 of the S-4 Registration Statement).

23.1     Consent of Independent Auditors.

24.1     Power of Attorney (included on signature page).

**In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant has submitted the Plan and will submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the Plan.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement to include any material information with respect to the plan of distribution in the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on May 20, 1998.

                         THE ANDERSONS, INC.
                         By: \s\Richard P. Anderson
                         Its: Chairman of the Board and CEO

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Anderson and Michael J. Anderson and each of them signing singly, his true and lawful agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and as of the date indicated.

                           *     *     *     *     *

Signature                   Title                               Date
\s\Richard P.  Anderson                                       5/20/98
Richard P. Anderson         Chairman of the Board and
                            Chief Executive Officer, Director

\s\Michael J. Anderson                                        5/20/98
Michael J. Anderson         Chief Operating Officer, Director

\s\Thomas H. Anderson                                         5/20/98
Thomas H. Anderson          Chairman Emeritus, Director

\s\Gary L. Smith                                              5/20/98
Gary L. Smith               Vice President, Finance and Treasurer

\s\Richard R. George                                          5/20/98
Richard R. George           Vice President, Controller and
                            Principal Accounting Officer

\s\Donald E. Anderson                                         5/20/98
Donald E. Anderson          Director

\s\Richard M. Anderson                                        5/20/98
Richard M. Anderson         Director

\s\John F. Barrett                                            5/20/98
John F. Barrett             Director

\s\Paul M. Kraus                                              5/20/98
Paul M. Kraus               Director

\s\Donald L. Mennel                                           5/20/98
Donald L. Mennel            Director

\s\David L. Nichols                                           5/20/98
David L. Nichols            Director

\s\Dr. Sidney A. Ribeau                                       5/20/98
Dr. Sidney A. Ribeau        Director

\s\Charles A. Sullivan                                        5/20/98
Charles A. Sullivan         Director